Exhibit (n)(1)

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form N-2 of CĪON Investment Corporation of our report dated March 15, 2021, relating to the consolidated financial statements of CĪON Investment Corporation, appearing in CĪON Investment Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020 and incorporated by reference in this Registration Statement.

We also consent to the reference to our firm under the headings "Financial Highlights” and “Experts” in such Registration Statement.

/s/ RSM US LLP

New York, New York

January 31, 2022

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